EXHIBIT 10.4 -- EXECUTION VERSION

SECOND AMENDMENT
TO
CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT dated as of June 16, 2020 (this “Amendment”) is by and among (a) NOODLES & COMPANY (the “Borrower”), (b) each of the Guarantors (as defined in the Credit Agreement referred to below) signatory hereto, (c) U.S. BANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender (each such term defined in the Credit Agreement referred to below) and (d) the lenders signatory hereto and amends that certain Credit Agreement, dated as of May 9, 2018 (as amended by the FIRST AMENDMENT TO CREDIT AGREEMENT dated as of November 20, 2019 and as further amended, restated, extended, supplemented, modified and otherwise in effect from time to time, the “Credit Agreement”), by and among the Borrower, the other Loan Parties (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto, the Administrative Agent, and U.S. Bank National Association, as L/C Issuer and Swing Line Lender. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, the Borrower and the Guarantors desire, among other things, to modify certain terms and conditions of the Credit Agreement as set forth in this Amendment; and
WHEREAS, Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as provided more fully herein below.
NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
§1.Amendments to the Credit Agreement.
§1.1    Amendment to Section 1.01. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
“Applicable Rate” means, applicable percentage per annum set forth below for each Type of Loan (and for the Letter of Credit Fees and Commitment Fees) determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans	Commitment Fee
1	<3.00:1.00	2.00%	1.00%	0.20%
2	>3.00:1.00 but <3.50:1.00	2.25%	1.25%	0.25%
3	>3.50:1.00 but <4.00:1.00	2.50%	1.50%	0.30%
4	>4.00:1.00 but <4.50:1.00	2.75%	1.75%	0.35%
5	>4.50:1.00	3.00%	2.00%	0.40%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, from the Second Amendment Effective Date until the date on which the Compliance Certificate for the Fiscal Quarter ending on September 28, 2021 is delivered pursuant to Section 6.02(a) the Applicable Rate shall be:

Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans	Commitment Fee
3.25%	2.25%	0.50%

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Sections 2.08(b) and 2.10.
§1.2    Amendment to Section 1.01. The definition of “Consolidated EBITDAR” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
“Consolidated EBITDAR” means, as of the date of determination, an amount equal to (without duplication) (i) Consolidated EBITDA for the most recently completed Measurement Period, plus (ii) Consolidated Cash Rental Expense for the most recently completed Measurement Period; provided, that solely for purposes of determining compliance with Sections 7.11(a) and 7.11(b) Consolidated EBITDAR for the fiscal quarter ending on: (i) June 29, 2021, Consolidated EBITDAR shall be calculated by multiplying the Consolidated EBITDAR for the most recently completed two Fiscal Quarters by two; and (ii) September 28, 2021, Consolidated EBITDAR shall be calculated by multiplying the Consolidated EBITDAR for the most recently completed three Fiscal Quarters by 4/3.
§1.3    Amendment to Section 1.01. The definition of “Major Casualty Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “$1,000,000” therein and replacing it with “$250,000”.
§1.4    Amendment to Section 1.01. The definition of “Material Adverse Effect” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Loan Party of any Loan Document to which it is a party.
§1.5    Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“Capital Expenditure Performance Basket” means as of the date of measurement the Liquidity in excess of $22,500,000 multiplied by 0.50; provided, that the Capital Expenditure Performance Basket shall not exceed $12,000,000 at any time.
“Liquidity” means as of the date of measurement the sum of: (i) unrestricted cash on deposit with the Lenders and Cash Equivalents and (ii) the amount available to borrow under the Revolving Credit Facility as set forth in Section 2.01(b).
“Loan Modification Period” means the period from the Second Amendment Effective Date through and including September 28, 2021.
“Second Amendment Effective Date” means June 16, 2020.
§1.6    Amendment to Section 2.05. Section 2.05 of the Credit Agreement is hereby amended by amending and restating clause (c)(ii) of such section in its entirety as follows:
(ii)    no later than five (5) Business Days following the date on which any Loan Party or any of its Subsidiaries (or Administrative Agent as loss payee or assignee) receives any Major Casualty Proceeds, an amount equal to one-hundred percent (100.0%) of such Major Casualty Proceeds; provided, that during the Loan Modification Period, so long as no Event of Default has occurred and is continuing, the recipient (other than Administrative Agent) of any Major Casualty Proceeds may reinvest such Major Casualty Proceeds within one hundred eighty (180) days of receipt of such Major Casualty Proceeds (or within one hundred eighty (180) days of such Major Casualty Proceeds becoming subject to a binding commitment to reinvest such Major Casualty Proceeds within ninety (90) days of receipt thereof); provided, further, that after the expiration of the Loan Modification Period, so long as no Event of Default has occurred and is continuing, the recipient (other than Administrative Agent) of any Major Casualty Proceeds may reinvest such

Major Casualty Proceeds within three hundred sixty five (365) days of receipt of such Major Casualty Proceeds (or within three hundred sixty five (365) days of such Major Casualty Proceeds becoming subject to a binding commitment to reinvest such Major Casualty Proceeds within one hundred eighty (180) days of receipt thereof), in assets of a kind then used or usable in the business of the Loan Parties; provided, however, that if the applicable Loan Party or Subsidiary does not intend to fully reinvest such Major Casualty Proceeds, or if the time period set forth in this sentence expires without such Loan Party or Subsidiary having reinvested such Major Casualty Proceeds, Borrowers shall within two (2) Business Day prepay the Loans in an amount equal to such Major Casualty Proceeds.
§1.7    Amendment to Section 2.05. Section 2.05 of the Credit Agreement is hereby amended by amending and restating clause (c)(iv) of such section in its entirety as follows:
(iv)    no later than five (5) Business Days following the date on which any Loan Party or any of its Subsidiaries receive the proceeds of any Disposition made pursuant to Sections 7.05(g) or 7.05(j) or a Disposition not otherwise permitted under this Agreement, an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Disposition; provided, that after the expiration of the Loan Modification Period, no prepayment shall be required pursuant to this Section 2.05(c)(iv) unless and until the aggregate Net Cash Proceeds received during any Fiscal Year from Dispositions exceeds $1,000,000 (in which case all Net Cash Proceeds in excess of such amount shall be used to make prepayments pursuant to this Section 2.05(c)(iv)); provided further that after the expiration of the Loan Modification Period, so long as no Event of Default has occurred and is continuing, the recipient of such Net Cash Proceeds may reinvest such Net Cash Proceeds within three hundred sixty five (365) days of receipt of such Net Cash Proceeds (or within three hundred sixty-five (365) days of such Net Cash Proceeds becoming subject to a binding commitment to reinvest such Net Cash Proceeds within one hundred eighty (180) days of receipt thereof), in assets of a kind then used or usable in the business of the Loan Parties; provided, however, that if the applicable Loan Party or Subsidiary does not intend to fully reinvest such Net Cash Proceeds, or if the time period set forth in this sentence expires without such Loan Party or Subsidiary having reinvested such Net Cash Proceeds, Borrowers shall within two (2) Business Day prepay the Loans in an amount equal to such Net Cash Proceeds.
§1.8    Amendment to Section 5.05(d). Section 5.05(d) of the Credit Agreement is hereby amended by amending and restated as follows:
(d)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect other than any adverse change in, impairment of or effect upon the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or its Subsidiaries substantially relating to the impacts of COVID-19 to the extent such adverse change in, impairment of, effect or condition has not had a disproportionate adverse effect on Borrower and each other Loan Party, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the national “fast-casual” restaurant industry.
§1.9    Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended by amending and restating clause (c) of such section in its entirety as follows:

(c)    (i) as soon as available, but in any event (A) within 30 days after the end of the first two months of each Fiscal Quarter during the Loan Modification Period and (B) no later than the date required by the SEC for the Borrower to deliver its Form 10-Q (taking into account any extension of time to file granted by the SEC) with respect to the third month of each Fiscal Quarter during the Loan Modification Period, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month, the related consolidated statements of income or operations and cash flows for such month, (ii) as soon as available, but in any event within 30 days after the end of each month during the period from December 29, 2020 through and including May 25, 2021, the Borrower’s calculation of Liquidity and the Capital Expenditure Performance Basket as of the end of such month, (iii) as soon as available, but in any event within 30 days after the end of each Fiscal Quarter during the period from May 26, 2021 through and including September 28, 2021, the Borrower’s calculation of Liquidity and the Capital Expenditure Performance Basket as of the end of such Fiscal Quarter; provided, that Borrower may elect to submit Liquidity reporting on a monthly basis for the period from June 1, 2021 through November 30, 2021 for purposes of determining the Capital Expenditure Performance Basket during such period and (iv) as soon as available, but in any event within 5 Business Days after the end of each week during the Loan Modification Period, the Borrower’s weekly sales trend report.
§1.10    Amendment to Section 7.02. Section 7.02 of the Credit Agreement is hereby amended by amending and restating clause (e) of such section in its entirety as follows:
(e)    Indebtedness in respect of Capitalized Leases and purchase money obligations arising in connection with the acquisition of equipment within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000; provided, further that during the Loan Modification Period the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $2,500,000;
§1.11    Amendment to Section 7.02. Section 7.02 of the Credit Agreement is hereby amended by amending and restating clause (l) of such section in its entirety as follows:
(l)    other Indebtedness; provided, that the aggregate principal amount of such other Indebtedness permitted under this Section 7.02(l) shall not exceed $5,000,000 at any time outstanding; provided further, that no other Indebtedness pursuant to this clause (l) shall be incurred during the Loan Modification Period;
§1.12    Amendment to Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by amending and restating clause (c) of such section in its entirety as follows:
(c)     (i) Investments by the Borrower and its Domestic Subsidiaries in their respective Domestic Subsidiaries outstanding on the date hereof, (ii) additional Investments by a Loan Party in another Loan Party that is a wholly owned Domestic Subsidiary and (iii) Investments not to exceed $15,000 to repurchase any Minority Interests; provided, that Investments permitted by this clause (iii) shall not exceed $250,000 in the aggregate over the term of this Agreement; provided further, that Investments permitted by this clause (iii) shall not be permitted during the Loan Modification Period;

§1.13    Amendment to Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by amending and restating clause (k) of such section in its entirety as follows:
(k)    Investments that constitute a Permitted Acquisition; provided, that Permitted Acquisitions shall not be permitted during the Loan Modification Period;
§1.14    Amendment to Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by amending and restating clause (l) of such section in its entirety as follows:
(l)    Investments that constitute Permitted Seller Notes; provided, that no Permitted Seller Notes shall be issued during the Loan Modification Period;
§1.15    Amendment to Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by amending and restating clause (o) of such section in its entirety as follows:
(o)    other Investments; provided, that no Investments shall be made pursuant to this clause (o) during the Loan Modification Period; provided, further, that the aggregate amount of Investments permitted under this Section 7.03(o) shall not exceed $500,000 at any time outstanding;
§1.16    Amendment to Section 7.05. Section 7.05 of the Credit Agreement is hereby amended by amending and restating clause (g) of such section in its entirety as follows:
(g)    other Dispositions of assets in arms-length transactions so long as (i) at the time of such Disposition, no Default or Event of Default shall exist or be continuing or shall result from such Disposition, (ii) the consideration received in connection therewith consists of not less than 75% of cash and Cash Equivalents, and (iii) the aggregate proceeds from assets Disposed of pursuant to this clause (g) and clause (j) do not exceed (i) $10,000,000 during any Fiscal Year and (ii) $20,000,000 in the aggregate during the term of this Agreement; provided, that Dispositions pursuant to this clause (g) shall not be permitted during the Loan Modification Period;
§1.17    Amendment to Section 7.06. Section 7.06 of the Credit Agreement is hereby amended by amending and restating clause (e) of such section in its entirety as follows:
(e)    the Borrower may purchase, redeem or otherwise retire Equity Interests; provided, that before or after giving effect to any such purchase, redemption or acquisition of Equity Interests, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) after giving pro forma effect to any such purchase or redemption, the Consolidated Total Lease Adjusted Leverage Ratio is less than 3.50 to 1.00; provided, that the 2019/2020 Permitted Equity Interest Repurchases shall not be subject to the restrictions of Section 7.06(e)(ii); provided further, that no purchase, redemption of other retirement of Equity Interests pursuant to this clause (e) shall be permitted during the Loan Modification Period;
§1.18    Amendment to Section 7.06. Section 7.06 of the Credit Agreement is hereby amended by amending and restating clause (g) of such section in its entirety as follows:
(g)    the Borrower may purchase, redeem or otherwise retire the Existing Warrant; provided, that (i) after giving pro forma effect to any such purchase or redemption the Consolidated

Total Lease Adjusted Leverage Ratio is less than 3.50 to 1.00 and (ii) the amount of such purchase or redemption shall not exceed $10,000,000 in the aggregate during the term of this Agreement; provided further, that no purchase, redemption of other retirement of the Existing Warrant shall be permitted during the Loan Modification Period;
§1.19    Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended by amending and restating clause (a) of such section in its entirety as follows:
(a)    Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio as of the end of any Measurement Period to be greater than the applicable ratio set forth below opposite such Measurement Period:

Measurement Period End Date	Maximum Consolidated Total Lease Adjusted Leverage Ratio
the last day of the Second Fiscal Quarter of Fiscal Year (June 29, 2021)	6.00 to 1.00
the last day of the Third Quarter of Fiscal Year 2021 (September 28, 2021)	5.50 to 1.00
the last day of the Fourth Quarter of Fiscal Year 2021 (December 28, 2021)	5.25 to 1.00
the last day of the First Quarter of Fiscal Year 2022 (March 29, 2022)	5.00 to 1.00
the last day of the Second Quarter of Fiscal Year 2022 (June 28, 2022)	4.50 to 1.00
the last day of the Third Fiscal Quarter of Fiscal Year 2022 (September 27, 2022) and the last day of each Fiscal Quarter ending thereafter.	4.00 to 1.00

§1.20    Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended by amending and restating clause (b) of such section in its entirety as follows:
(b)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period to be less than the applicable ratio set forth below opposite such Measurement Period:

Measurement Period End Date	Consolidated Fixed Charge Coverage Ratio
the last day of the Second Fiscal Quarter of Fiscal Year 2021 (June 29, 2021)	1.00 to 1.00
the last day of the Third Quarter of Fiscal Year 2021 (September 28, 2021) and the last day of the Fourth Quarter of Fiscal Year 2021 (December 28, 2021)	1.10 to 1.00
the last day of the First Quarter of Fiscal Year 2022 (March 29, 2022) and the last day of each Fiscal Quarter ending thereafter.	1.25 to 1.00

§1.21    Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended by inserting a new Section 7.11(c) that reads as follows:
(c)    Minimum Liquidity. Permit Liquidity, as of each measurement date, to be less than the corresponding amount identified below.

Measurement Date	Minimum Liquidity
as of June 30, 2020	$36,000,000
as of July 28, 2020	$26,000,000
as of August 25, 2020	$24,000,000
as of September 29, 2020	$20,000,000
as of October 27, 2020	$18,500,000
as of November 24, 2020	$17,500,000
as of December 29, 2020	$19,000,000
as of the last Business Day of each month starting on and including January 26, 2021 through and including May 25, 2021	$15,000,000

§1.22    Amendment to Section 7.12. Section 7.12 of the Credit Agreement is hereby amended by restating such section in its entirety as follows:
7.12    Capital Expenditures. Make or become legally obligated to make any Capital Expenditures in an amount exceeding (i) $12,000,000 in Fiscal Year 2020, (ii) $12,000,000 plus the Capital Expenditure Performance Basket in Fiscal Year 2021; provided, that the Capital Expenditure limit for the fiscal quarter ending on March 30, 2021 shall be limited to $3,500,000 plus the Capital Expenditure Performance Basket for Fiscal Year 2021, (iii) $34,000,000 for Fiscal Year 2022, (iv) $37,000,000 for Fiscal Year 2023 and (iv) $45,000,000 for Fiscal Year 2024. The Capital Expenditure Performance Basket shall be determined as of the last Business Day of each month based on the financial reporting delivered pursuant to Section 6.01(c)(ii) and (c)(iii), as applicable. To the extent Borrower utilizes the Capital Expenditure Performance Basket for a given period, and at the time such expenditures were made they were permitted by the most recently delivered Liquidity reporting pursuant to Section 6.01(c)(ii) and (c)(iii), as applicable, such Capital Expenditures shall be deemed permitted under this Section 7.12 without regard to subsequently reported Liquidity levels. Capital Expenditures shall be determined by reference to Borrower’s statement of cash flow.
§1.23    Amendment to Schedules. Schedules 5.08(b), 5.17, 5.20, 5.21 and 5.22 are hereby deleted in their entirety and replaced with Schedules 5.08(b), 5.17, 5.20, 5.21 and 5.22 attached as Attachment A hereto.
§2.    Affirmation and Acknowledgment. Each Loan Party hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the other Obligations, and all other amounts due under the Credit Agreement as amended hereby. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Loan Party pursuant to the Loan Documents to the Administrative Agent, on behalf and for the benefit of the Secured Parties, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continues to be and remains collateral security for the Obligations. Each of the Guarantors party to the Guaranty hereby acknowledges and consents to this Amendment and agrees that the Guaranty and all other Loan Documents to which each of the Guarantors are a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its Obligations thereunder.
§3.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent as follows:
(a)The execution, delivery and performance by each Loan Party of this Amendment and the performance by such Loan Party of its obligations and agreements under this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation (other than the creation of Liens under the Loan Documents) to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law, except to the extent that any such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)This Amendment has been duly executed and delivered by such Loan Party. Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, whether enforcement is sought by a proceeding in equity or at law.
(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by such Loan Party of this Amendment or the Credit Agreement as amended hereby.
(d)The representations and warranties of such Loan Party contained in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement, respectively; provided, that for purposes of determining whether or a “Material Adverse Effect” has occurred under Section 5.05(d) of the Credit Agreement, a “Material Adverse Effect” shall have only occurred if the adverse change in, impairment of or effect upon the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or its Subsidiaries taken as whole substantially relating to the impacts of COVID-19 are disproportionate relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the national “fast-casual” restaurant industry.
(e)As of the date hereof, after giving effect to this Amendment, there exists no Default or Event of Default.
§4.    Conditions. This Amendment shall become effective on the date when each of the following conditions precedent have been satisfied (the “Second Amendment Effective Date”):
(a)This Amendment shall have been duly executed and delivered by each Loan Party, the Administrative Agent and the Lenders.
(b)The Administrative Agent shall have received a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, in form, scope and substance reasonably satisfactory to the Administrative Agent.
(c)The Administrative Agent shall have received certificates executed by a Responsible Officer of each Loan Party attaching (i) resolutions or other action authorizing the actions under this Amendment and the Credit Agreement as amended hereby, (ii) incumbency certificates, (iii) certified copies of the Organization Documents of such Loan Party, in each case, certified as true, accurate and complete and in effect on the date hereof (or a certification that there shall have been no changes to the Organization Documents of such Loan Party since the most recent date that certified copies of such Organization Documents were delivered to the Administrative Agent) and (iv) such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization.
(d)The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying (i) that the conditions specified in this Section 4 have been satisfied, and (ii) that there has been no event or circumstance since December 31, 2019 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; provided, that for purposes of determining whether or a “Material Adverse Effect” has occurred under Section 5.05(d) of the Credit Agreement, a “Material Adverse Effect” shall have only occurred if the adverse change in, impairment of or effect upon the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or its Subsidiaries taken as whole substantially relating to the impacts of COVID-19 are disproportionate relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the national “fast-casual” restaurant industry.
(e)The representations and warranties set forth in Section 3 hereof shall be true and correct.
(f)All fees and expenses due and owing to the Administrative Agent and the Lenders and required to be paid on or before the Second Amendment Effective Date pursuant to that certain Second Amendment to Credit Agreement Fee Letter dated as of June 16, 2020 by and between the Administrative Agent and the Borrower, shall have been paid (or shall be paid concurrently with the closing of this Amendment).
(g)The Administrative Agent shall have been reimbursed for all reasonable and documented fees and out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, to the extent documented and delivered to the Borrower prior to the date hereof (for the avoidance of doubt, a summary statement of such fees, charges and disbursements shall be sufficient documentation for the obligations set forth in this Section 4(g); provided that supporting documentation for such summary statement is provided promptly thereafter).
§5.    Miscellaneous Provisions.
§5.1    Except as expressly amended or otherwise modified by this Amendment, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. No amendment, consent or waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such amendment, consent, waiver or agreement, as the case may be, nor shall anything contained herein be deemed to imply any willingness of the Administrative Agent or the Lenders to agree to, or otherwise prejudice any rights of the Administrative Agent or the Lenders with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit the Borrower or any other Loan Party to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement, or any related agreement or instrument, to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended hereby. This Amendment shall constitute a Loan Document.
§5.2    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

§5.3    THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
§5.4    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
§5.5    The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable and documented out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including legal fees).
§5.6    The provisions of this Amendment are solely for the benefit of the Loan Parties, the Administrative Agent and the Lenders and no other Person shall have rights as a third party beneficiary of any of such provisions.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NOODLES & COMPANY, a Delaware corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	Secretary

TNSC, INC., a Colorado corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - COLORADO, INC., a Colorado corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - WISCONSIN, INC., a Wisconsin corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - ILLINOIS, INC., an Illinois corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - VIRGINIA, INC., a Virginia corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - KANSAS, LLC, a Kansas limited liability company

By:	TNSC, Inc.
its Member

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - DELAWARE, INC., a Delaware corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Courtney A. Boltz________________
Name:	Courtney A. Boltz
Title:	Vice President

FIRST HORIZON BANK,
as a Lender

By:	/s/ Erik Toft________________
Name:	Erik Toft
Title:	Vice President

BBVA USA,
as a Lender

By:	/s/ Jake Wesley____________________
Name:	Jake Wesley
Title:	Vice President

Attachment A
[Disclosure Schedules to Credit Agreement]

On file with the Administrative Agent.